SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : January 5, 2007

Commission File No. 000-49628

TELEPLUS WORLD, CORP.

(Exact name of registrant as specified in its charter)

Nevada	90-0045023
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

6101 Blue Lagoon Drive, Suite 450, Miami, Florida 33126

(Address of principal executive offices)

786-594-3939

(Issuer telephone number)

Teleplus Enterprises, Inc.
7575 Transcanadienne, Suite 305, St-Laurent, Quebec, Canada H4T 1V6

(Former Name and Address)

ITEM 4.01 CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

Mintz & Partners, LLP (the "Former Accountant") was dismissed on January 5, 2007 as the Company's independent auditors by decision of the Audit Committee of the Board of Directors of the Company. The Former Accountant’s report dated March 27, 2006 (except as to Notes 1, 4, 13 and 15 which are as of July 31, 2006 and Note 16 which is as of October 24, 2006) on the Company's amended consolidated balance sheet of Teleplus World, Corp. (f/k/a Teleplus Enterprises, Inc.) as of December 31, 2005, and the related amended consolidated statements of operations, stockholders' equity, and cash flows for each of the two years then ended, did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

In connection with the audit of the Company's financial statements, and in the subsequent interim period, the only issue raised by the Former Accountant was that at the end of the quarter ended September 30, 2006, the Former Accountant advised the Company of what it believed was an accounting error, that while significant in accounting terms, was not material at the time with regards to the Company’s financial results and could, if not corrected, have an estimated negative impact on shareholder’s equity of a maximum amount of $135,000 and cause the Former Accountant to have a disagreement at year end - which if unresolved, could have been mentioned in the Former Accountant’s report. Said error relates to the accounting treatment of conversion of convertible debentures and was discussed with the Company’s Audit Committee.

Other than this issue, there were no other errors or disagreements with the Former Accountant on any other matters of accounting principles or practices, financial statement disclosures, or auditing scope and procedures which, if not resolved to the satisfaction of the Former Accountant, would have caused the Former Accountants to make reference to such matters in their report. The Company has requested the Former Accountant to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated January 5, 2007 is filed as Exhibit 16, 1 to this Form 8-K.

PKF, Certified Public Accountants, a Professional Corporation. (“PKF”) was engaged on January 8, 2007 as the Company's principal accountant to audit the consolidated financial statements of the Company for the year ended December 31, 2006. The decision to change accountants was recommended by the Audit Committee of the Board of Directors of the Company and approved by the Board of Directors.

During the years ended December 31, 2005 and 2004 and subsequent to September 30, 2006 through the date hereof, neither the Company nor anyone on its behalf consulted with PFK regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, nor has PFK provided to the Company a written report or oral advice regarding such principles or audit opinion or any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(iv) of Regulation S-B with the Company's Former Accountant.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16.1	Mintz & Partners, LLP Response Letter

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Teleplus World, Corp.

January 9, 2007	By:	/s/ Marius Silvasan
Marius Silvasan
Chief Executive Officer

January 9, 2007	By:	/s/ Robert Krebs
Robert Krebs
Chief Financial Officer

January 9, 2007	By:	/s/ Tom Davis
Tom Davis
COO